UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 22, 2005

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin		54755
(Address of principal executive offices)		(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

At our 2005 Annual Meeting, which is scheduled for May 3, 2005, our stockholders will be asked to approve our 2005 Stock Incentive Plan.  On April 22, 2005, our board of directors approved amendments to the plan to the effect set forth below.  These amendments will become effective upon, and subject to, the approval by our stockholders at the 2005 Annual Meeting of our 2005 Stock Incentive Plan.

•      The maximum number of shares available for issuance under the plan will be decreased from 2,400,000 shares to 1,900,000 shares of common stock.

•      No more than an aggregate of 500,000 shares of common stock may be issued pursuant to incentive awards other than options and stock appreciation rights.

•      Any incentive award other than an option or stock appreciation right will not vest or become payable over a period of less than three (3) years from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: April 25, 2005	By	/s/ Frank J. Foster
Franklin J. Foster
Its: Vice President of Finance